TRANSGLOBE ENERGY CORPORATION ANNOUNCES
DIRECTOR/PDMR SHAREHOLDINGS

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, May 23, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that on May 21, 2019, David Cook, Susan MacKenzie, Carol Bell, Steven Sinclair, Ross Clarkson and Edward LaFehr all Directors of the Company received Deferred Share Units (“DSUs”) as part of the Company’s director compensation program and will count towards their respective shareholding requirements.

Director	Number of DSUs granted	Price Granted ($Cdn)	Number of DSUs held following the transaction	% of Company's issued share capital held
David Cook	38,793	$2.32	244,967	DSUs are settled in cash and have no effect on share capital
Susan MacKenzie	30,172	$2.32	151,681
Carol Bell	30,172	$2.32	30,172
Steven Sinclair	30,172	$2.32	84,217
Ross Clarkson	30,172	$2.32	30,172
Edward LaFehr	30,172	$2.32	30,172

The DSUs were granted in accordance with the Deferred Share Unit Plan of the Company. No shares will be issued upon exercise or vesting of any of the share units as the instruments are settled in cash.

On May 19, 2019, Randy Neely (President and Chief Executive Officer), Lloyd Herrick (Executive Vice President), and Edward Ok (Vice President Finance and Chief Financial Officer), all persons discharging managerial responsibilities with the Corporation, had Restricted Share Units (“RSUs”) vest. Edward Ok had additional RSUs vest on May 20, 2019. These were previously granted to each individual as part of the Company’s Long-Term Incentive Plan.

PDMR	Position	Type	Quantity Previously Awarded	Quantity Vested	Vesting Price ($Cdn)	Number Held Following Grant
Randy Neely	President and Chief Executive Officer	RSU	22,691	11,344	$2.38	11,347
Lloyd Herrick	Executive Vice President	RSU	33,864	16,934	$2.38	16,930
Edward Ok	Vice President Finance and Chief Financial Officer	RSU	20,872	12,543	$2.38	8,329

Prior to Ross Clarkson’s retirement as CEO on December 1, 2018, he was a participant in the Company’s Long Term Incentive Plan and as such was the recipient of RSUs.

On May 19, 2019 Ross Clarkson (Non-independent Director) had RSUs vest.

Director	Type	Quantity Previously Awarded	Quantity Vested	Vesting Price ($Cdn)	Number Held Following Grant
Ross Clarkson	RSU	42,707	21,356	$2.38	21,351

The vested RSUs were granted in accordance with the Restricted Share Unit Plan.

Also on May 19, 2019 Stock Options previously granted to Ross Clarkson, Randy Neely and Lloyd Herrick on May 20, 2014 have expired.

	Position	Type	Quantity Previous Awarded	Quantity Expired	Price of Grant ($Cdn)	Number Held Following Expiration
Ross Clarkson	Non-Independent Directors	Stock Option	1,680,577	306,000	$7.26	1,374,577
Randy Neely	President and Chief Executive Officer	Stock Option	1,262,588	162,000	$7.26	1,100,588
Lloyd Herrick	Executive Vice President	Stock Option	1,573,526	243,000	$7.26	1,330,526

The notifications set out below are provided in accordance with the requirements of the EU Market Abuse Regulation.

Notification of a Transaction pursuant to Article 19(1) of Regulation (EU) No. 596/2014

1) Details of PDMR a) Name	David Cook	Susan MacKenzie	Carol Bell
2) Reason for the notification a) Position / status	Director	Director	Director
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Deferred Share Units	Grant of Deferred Share Units	Grant of Deferred Share Units
d) Price(s) and volume(s)	Price: Cdn $2.32 Volume: 38,793	Price: Cdn $2.32 Volume: 30,172	Price: Cdn $2.32 Volume: 30,172
e) Aggregated information: i) Price ii) Volume	Price: $2.32 Cdn per DSU Volume: 38,793 DSUs	Price: $2.32 Cdn per DSU Volume: 30,172 DSUs	Price: $2.32 Cdn per DSU Volume: 30,172 DSUs
f) Date of the transaction	May 21, 2019	May 21, 2019	May 21, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Steven Sinclair	Ross Clarkson	Edward LaFehr
2) Reason for the notification a) Position / status	Director	Director	Director
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Deferred Share Units	Grant of Deferred Share Units	Grant of Deferred Share Units
d) Price(s) and volume(s)	Price: Cdn $2.32 Volume: 30,172	Price: Cdn $2.32 Volume: 30,172	Price: Cdn $2.32 Volume: 30,172
e) Aggregated information: i) Price ii) Volume	Price: $2.32 Cdn per DSU Volume: 30,172 DSUs	Price: $2.32 Cdn per DSU Volume: 30,172 DSUs	Price: $2.32 Cdn per DSU Volume: 30,172 DSUs
f) Date of the transaction	May 21, 2019	May 21, 2019	May 21, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Restricted Share Units	Restricted Share Units	Restricted Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Vesting of RSU	Vesting of RSU	Vesting of RSU
d) Price(s) and volume(s)	Price: Cdn $2.38 Volume: 11,344	Price: Cdn $2.38 Volume: 16,934	Price: Cdn $2.38 Volume: 12,543
e) Aggregated information: i) Price ii) Volume	Price: $2.38 Cdn per RSU Volume: 11,344 RSUs	Price: $2.38 Cdn per RSU Volume: 16,934 RSUs	Price: $2.38 Cdn per RSU Volume: 12,543 RSUs
f) Date of the transaction	May 19, 2019	May 19, 2019	May 19, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Ross Clarkson
2) Reason for the notification a) Position / status	Director
b) Initial notification / amendment	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Restricted Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Vesting of RSUs
d) Price(s) and volume(s)	Price: Cdn $2.38 Volume: 21,356
e) Aggregated information: i) Price ii) Volume	Price: $2.38 Cdn per RSU Volume: 21,356 RSUs
f) Date of the transaction	May 19, 2019
g) Place of Transaction	Outside a trading venue

1) Details of PDMR a) Name	Ross Clarkson	Randy Neely	Lloyd Herrick
2) Reason for the notification a) Position / status	Director	President and Chief Executive Officer	Executive Vice President
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Stock Option	Stock Option	Stock Option
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Expiry of Stock Option	Expiry of Stock Option	Expiry of Stock Option
d) Price(s) and volume(s)	Price: Cdn $7.26 Volume: 306,000	Price: Cdn $7.26 Volume: 162,000	Price: Cdn $7.26 Volume: 243,000
e) Aggregated information: i) Price ii) Volume	Price: $7.26 Cdn per Stock Option Volume: 306,000 Stock Options	Price: $7.26 Cdn per Stock Option Volume: 162,000 Stock Options	Price: $7.26 Cdn per Stock Option Volume: 243,000 Stock Options
f) Date of the transaction	May 19, 2019	May 19, 2019	May 19, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.264.9888 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com

TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	44 0 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	44 0 20 7448 0200
Jonathan Wright

FTI Consulting (Financial PR)	44 0 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan